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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        NOVEMBER 5, 1997
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                                 PAGEMART, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

        0-24436                                         75-2283921
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(Commission File Number)                      (IRS Employer Identification No.)

  6688 NORTH CENTRAL EXPY., STE 800, DALLAS, TX                  75206
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  (Address of Principal Executive Offices)                     (Zip Code)

                                 (214) 750-5809
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS


         PageMart, Inc. (the "Company") is proposing to (a) refinance certain of its outstanding indebtedness (the "Refinancing"), and (b) modify its corporate structure.

         The Refinancing will consist of the purchase of all 12 1/4% Senior Discount Notes Due 2003 (the "12 1/4% Notes") of the Company tendered in its tender offer (the "Tender Offer") for all outstanding 12 1/4% Notes and the elimination of most of the covenants and agreements in the indenture relating to the 12 1/4% Notes.

         The Company will modify its corporate structure by merging (the "Merger") the Company into its parent corporation, PageMart Wireless, Inc. ("Wireless"), pursuant to which Wireless will be the surviving corporation.

         Wireless is proposing to raise approximately $225 million through an Offering (the "Offering") of Senior Subordinated Discount Notes Due 2007 (the "New Subordinated Notes") and to amend the terms of certain of the covenants and agreements in the indenture relating to its 15% Senior Discount Notes due 2005 (the "15% Notes") pursuant to consents being solicited from holders of such notes.

         Wireless intends to use the net proceeds of the Offering of the New Subordinated Notes to finance the Tender Offer, to fund the initial construction of its Narrowband Personal Communications Services ("NPCS") network and for other general corporate purposes.

         The New Subordinated Notes will be sold in the United States in a private placement and outside the United States pursuant to Regulation S. Accordingly, the New Subordinated Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such act. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

         Consummation of the Offering, the Refinancing and the Merger will occur simultaneously and is conditional upon, among other things, market conditions, receipt of consents from at least a majority in principal amount at maturity of the 15% Notes and receipt of tenders of at least a majority in principal amount at maturity of the 12 1/4% Notes.

Pending Litigation

         On October 27, 1997, an action against the Company and Paging Network, Inc. was filed in Superior Court of the State of California, County of San Francisco, by two




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customers of EconoPage, Inc. ("EconoPage"), a reseller of the Company's services that had resold the Company's paging services to approximately 38,000 customers. The Company terminated the reseller agreement due to monetary default by EconoPage. In the complaint, plaintiffs request class action statues on behalf of EconoPage customers and alleged that EconoPage was an Agent of the Company, that the Company was aware that EconoPage's pricing would not permit it to sustain its business, and the Company permitted EconoPage to continue to enter into service contracts with customers while EconoPage was having serious financial difficulties. The complaint alleges violation of statute, fraud and negligent misrepresentation by the Company, and request injunctive relief as well as compensatory, punitive, special and incidental damages in an unspecified amount. The Company denies all claims and will vigorously defend itself. The Company does not expect the ultimate outcome of this suit to have a material adverse effect on its results of operations or financial condition.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PAGEMART, INC.
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                                                    (Registrant)

Date:  NOVEMBER 5, 1997                       By: \s\ Frederick G. Anderson
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                                              Name:  Frederick G. Anderson
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                                              Title: Vice President, General
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                                                     Counsel and Secretary
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